Exhibit 21.1

Subsidiaries of Registrant as of September 30, 2010

Subsidiary name	Proportion held	Country of operation
Velti Limited	100%	U.K.
Velti DR Limited	100%	U.K.
Velti US Holdings, Inc.	100%	U.S.
Velti North America, Inc.	100%	U.S.
Velti North America Holdings, Inc.	100%	U.S.
Velti USA, Inc.	100%	U.S.
Velti S.A.	100%	Greece
Velti Center for Innovation S.A.	100%	Greece
Velti M-Telecom Limited	100%	U.K.
Velti EOOD	100%	Bulgaria
Velti Platforms and Services Limited	100%	Cyprus
Velti Mobile Marketing Technology LLC	100%	Russia
Velti Ukraine Mobile Marketing Services LLC	100%	Ukraine
Velti Services Ltd.	100%	British Virgin Islands
Velti Mobile Ltd.	100%	British Virgin Islands
Velti Services India Private Ltd.	100%	India
Velti Holdings Cyprus Ltd.	100%	Cyprus
Velti APAC PTE. Ltd.	100%	Singapore
Velti Panama, Inc.	100%	Panama
Velti Mobile Value Added Services, Ltd.	100%	British Virgin Islands
Velti Mobile Platforms Ltd.	100%	British Virgin Islands
Media Cannon, Inc.	100%	U.S.
Mobclix, Inc.	100%	U.S.
Tagem S.A.	50%	Greece
N-Squared S.A.	50%	Greece
Digital Rum S.A.	50%	Greece
mPoint S.A.	50%	Greece